Exhibit 4.12

[FORM OF FLOATING RATE MEDIUM-TERM NOTE]

[FACE OF NOTE]

PRUDENTIAL FINANCIAL, INC.

MEDIUM-TERM NOTE, SERIES E

DUE ONE YEAR OR MORE FROM DATE OF ISSUE

(Floating Rate)

[If this Note is to be a Global Security, insert — THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO PRUDENTIAL FINANCIAL, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BY ACCEPTANCE OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN), EACH HOLDER OF THIS NOTE (OR A BENEFICIAL INTEREST IN THIS NOTE) WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER (OR PERSON WITH A BENEFICIAL INTEREST) TO ACQUIRE AND HOLD THE NOTES CONSTITUTES ASSETS OF ANY “EMPLOYEE BENEFIT PLAN” (SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), INDIVIDUAL RETIREMENT ACCOUNTS (“IRAS”) AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” WITHIN THE MEANING OF ERISA BY REASON OF THE INVESTMENT BY SUCH PLANS OR ACCOUNTS THEREIN (EACH A “PLAN”) OR ANY GOVERNMENTAL, CHURCH OR NON-U.S. PLAN SUBJECT

TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF THE CODE OR ERISA (COLLECTIVELY, “SIMILAR LAWS”) OR (II) THE PURCHASE, HOLDING AND, TO THE EXTENT RELEVANT, DISPOSITION OF THE NOTES BY THE HOLDER (OR PERSON WITH A BENEFICIAL INTEREST) WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

BY ACCEPTANCE OF A NOTE, EACH HOLDER OF A NOTE OR ANY INTEREST THEREIN THAT IS A PLAN AND THAT ACQUIRES NOTES OR AN INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING OF THE NOTES OR AN INTEREST THEREIN THAT A FIDUCIARY (THE “FIDUCIARY”) INDEPENDENT OF PRUDENTIAL FINANCIAL, INC., THE AGENTS OR ANY OF OUR OR THEIR AFFILIATES (THE “TRANSACTION PARTIES”) ACTING ON THE PLAN’S BEHALF IS RESPONSIBLE FOR THE PLAN’S DECISION TO ACQUIRE AND HOLD THE NOTES OR AN INTEREST THEREIN AND THAT SUCH FIDUCIARY:

(I) IS EITHER A U.S. BANK, A U.S. INSURANCE CARRIER, A U.S. REGISTERED INVESTMENT ADVISER, A U.S. REGISTERED BROKER-DEALER OR AN INDEPENDENT FIDUCIARY WITH AT LEAST $50 MILLION OF ASSETS UNDER MANAGEMENT OR CONTROL, IN EACH CASE UNDER THE REQUIREMENTS SPECIFIED IN THE U.S. CODE OF FEDERAL REGULATIONS, 29 C.F.R. SECTION 2510.3-21(C)(1)(I), AS AMENDED FROM TIME TO TIME,

(II) IN THE CASE OF A PLAN THAT IS AN IRA, IS NOT THE IRA OWNER, BENEFICIARY OF THE IRA OR RELATIVE OF THE IRA OWNER OR BENEFICIARY,

(III) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO THE PROSPECTIVE INVESTMENT IN THE NOTES,

(IV) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO ACQUIRE OR HOLD THE NOTES OR AN INTEREST THEREIN,

(V) HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF THE PLAN IN THE NOTES OR AN INTEREST THEREIN,

(VI) UNDERSTANDS AND HAS BEEN FAIRLY INFORMED OF THE EXISTENCE AND THE NATURE OF THE FINANCIAL INTERESTS OF THE TRANSACTION PARTIES IN CONNECTION WITH THE PLAN’S ACQUISITION OR HOLDING OF THE NOTES OR AN INTEREST THEREIN, AS DISCLOSED IN THE DOCUMENTS PROVIDED OR MADE AVAILABLE BY THE TRANSACTION PARTIES,

(VII) UNDERSTANDS THAT THE TRANSACTION PARTIES ARE NOT UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE, OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY TO THE PLAN, IN CONNECTION WITH THE PLAN’S ACQUISITION OR HOLDING OF THE NOTES OR AN INTEREST THEREIN, AND

(VIII) CONFIRMS THAT NO FEE OR OTHER COMPENSATION WILL BE PAID DIRECTLY TO ANY OF THE TRANSACTION PARTIES BY THE PLAN, OR ANY FIDUCIARY, PARTICIPANT OR BENEFICIARY OF THE PLAN, FOR THE PROVISION OF INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH THE PLAN’S ACQUISITION OR HOLDING OF THE NOTES.

]

REGISTERED No. FLR-	CUSIP No.	PRINCIPAL AMOUNT:

SPECIFIED CURRENCY:	AUTHORIZED DENOMINATIONS: (only applicable if different from U.S.$1,000 and integral multiples of U.S.$1,000 or the Specified Currency is other than U.S. dollars)	EXCHANGE RATE AGENT:

BASE RATE OR RATES:	ORIGINAL ISSUE DATE:	STATED MATURITY DATE:

IF LIBOR: BLOOMBERG SCREEN HP US0003M :	IF CMT RATE: Designated CMT Reuters Page: Designated CMT Maturity:

INDEX CURRENCY (IF OTHER THAN U.S. DOLLARS):	INTEREST PAYMENT DATES (subject to adjustment except on the Maturity Date (as defined herein) pursuant to the Business Day Convention):	REGULAR RECORD DATES:

	INITIAL INTEREST RATE:	REDEMPTION DATE(S) OR PERIOD(S):

INDEX MATURITY:	INITIAL INTEREST RESET DATE:	INITIAL REDEMPTION DATE, IF ANY:

SPREAD (PLUS OR MINUS):	INTEREST PERIOD:	FINAL REDEMPTION DATE, IF ANY:

SPREAD MULTIPLIER:	INTEREST RESET DATES (subject to adjustment except on the Maturity Date (as defined herein) pursuant to the Business Day Convention):	REDEMPTION PRICE:

MAXIMUM INTEREST RATE:

DAY COUNT FRACTION:

[    ]   1/1 (ISDA) for the period from                      to

[    ]   Actual/Actual (ISDA) for the period from                      to

[    ]   Actual/Actual (ICMA) for the period from                      to

[    ]   Actual/Actual (Bond) for the period from                      to

[    ]   Actual/Actual (Euro) for the period from                     to

[    ]   Actual/365 (Fixed) for the period from                      to

[    ]   Actual/360 for the period from                      to

[    ]   Actual/360 (ICMA) for the period from                      to

[    ]   30/360 for the period from                      to

REPAYMENT DATE(S) OR PERIOD(S):

MINIMUM INTEREST RATE:	BUSINESS DAY CONVENTION:

CALCULATION AGENT (if other than Bank of New York Mellon):	ADDENDUM ATTACHED: [ ] Yes [ ] No

EXTENSION OF STATED MATURITY DATE:

OTHER PROVISIONS:

PRUDENTIAL FINANCIAL, INC., a New Jersey corporation (the “Company,” which term includes any successor entity), for value received, hereby promises to pay to [if the Note is to be a Global Security, insert – CEDE & Co., as nominee for The Depository Trust Company (“DTC”)] [                    ], or registered assigns, the principal sum of                     (any such currency, currency unit or composite currency being hereinafter referred to as a “Specified Currency”) on the Stated Maturity Date specified above (except, if applicable, to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Dates specified on the face hereof, commencing on the Interest Payment Date immediately after the Original Issue Date (provided, however, that if the Original Issue Date is on or after a Regular Record Date and up to and including the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the Interest Payment Date immediately following the next succeeding Regular Record Date), at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the provisions of this Note and any Addendum relating hereto depending upon the Base Rate or Base Rates, if any, and such other terms set forth above, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which, unless otherwise specified on the face of this Note, shall be the Business Day, as such term is defined below, immediately preceding each Interest Payment Date (as such Interest Payment Date may be adjusted by the Business Day Convention specified on the face of this Note), provided, however, that interest payable on the Stated Maturity Date (or upon any earlier date of redemption or repayment) (each such date is referred to herein as the “Maturity Date” with respect to the principal payable on such date) will be payable to the Person to whom principal shall be payable on such Maturity Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner.

Payment of principal of (and premium, if any) and interest on this Note will be made in the Specified Currency shown above, except as hereinafter provided. The Holder of a Note denominated in a Specified Currency other than U.S. dollars may elect to receive all such payments in U.S. dollars by delivery of a written request to The Bank of New York Mellon (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as the Paying Agent, at 101 Barclay Street, 7W, New York, New York 10286, Attn.: Corporate Trust Services, in the case of any interest payment due on an Interest Payment Date, at least fifteen calendar days prior to the applicable Regular Record Date, or, in the case of any other interest payment, at least fifteen calendar days prior to the Special Record Date, if one has been established, or in the case of any other payment, at least fifteen calendar days prior to such payment due date. Such written request may be in writing (mailed or hand delivered) or [by cable, telex or other form of facsimile transmission]. Such election shall remain in effect unless such request is revoked at least fifteen calendar days prior to the applicable Record Date or the date fifteen calendar days prior to such payment due date.

[If the Note is to be a Global Security, insert — Notwithstanding the foregoing, any nominee of DTC, as Holder, will be deemed to have elected to receive all payments on a Note denominated other than in U.S. dollars, in U.S. dollars, except to the extent that such Holder requests, in accordance with the then current policies of DTC, that such payments be made in the Specified Currency, and to such extent payments on such Note will be made in the Specified Currency.]

If the Holder of a Note denominated in a Specified Currency other than U.S. dollars has elected to receive payments in U.S. dollars, payment in respect of such Note will be based upon the exchange rate as determined by the Exchange Rate Agent named on the face of this Note based on the highest firm bid quotation for U.S. dollars received by such Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York, one of which may be the Exchange Rate Agent, for purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date of the aggregate amount of the Specified Currency payable to all Holders of Notes electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments. If three such bid quotations are not available on the second Business Day preceding the payment of principal (and premium, if any) or interest with respect to any Note, such payment will be made in the Specified Currency.

The term “Business Day” means any day that is neither a Saturday or Sunday, nor a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close, and (i) with respect to any Note for which LIBOR is an applicable Base Rate, a London Business Day; (ii) if this Note is denominated in a Specified Currency other than U.S. dollars or euros, a day that is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Specified Currency; (iii) if the Specified Currency is euros, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System, or any successor system is open for business; and (iv) if the CMT Rate, the Prime Rate or the Federal Funds Rate is an applicable Base Rate, a U.S. Government Securities Business Day. A “London Business Day” means a day on which commercial banks are open for business (including dealings in the Index Currency (as defined below)) in London. A “U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Principal Financial Center” means the capital city of the country to which the Index Currency relates, or the capital city of the country issuing the Specified Currency, as applicable, except that with respect to United States dollars, the “Principal Financial Center” means The City of New York, and with respect to euros, the “Principal Financial Center” means the capital city of one of the member countries of the European Union as chosen by the Calculation Agent (after consultation with the Company).

If this Note is denominated in U.S. dollars, payments of interest on this Note on any Interest Payment Date other than the Maturity Date will be made, in the case of a Note registered to a nominee of DTC, in accordance with the procedures of DTC, and otherwise at the corporate trust office of the Trustee in The City of New York, currently at 101 Barclay Street, 7W, New York, New York 10286, Attention: Corporate Trust Services, or, at the Company’s option, by check mailed to the Holder hereof entitled thereto.

If this Note is denominated in U.S. dollars, payment of the principal of and premium, if any, and interest on this Note which is due on the Maturity Date will be made in immediately available funds against presentation and surrender of this Note at the office of the Trustee in The City of New York, currently at 101 Barclay Street, 7W, New York, New York 10286, Attention: Corporate Trust Services, or at such other office or agency of the Trustee in The City of New York as the Trustee shall designate in writing sent by mail to the Holders of the Notes at their registered addresses; provided, however, that if such payment is to be made by wire transfer, the Trustee shall have received at least two Business Days prior to such Maturity Date, appropriate wire transfer instructions in writing from the Holder of this Note.

If this Note is denominated in a Specified Currency other than U.S. dollars, unless otherwise specified above, payments of interest on, and principal and premium, if any, of this Note to be made in a Specified Currency other than U.S. dollars will be made by wire transfer in immediately available funds to an account with a bank located in the country issuing the Specified Currency or in another jurisdiction acceptable to the Company and the Paying Agent as shall have been designated at least 5 Business Days prior to the Interest Payment Date or Maturity Date, as the case may be, by the registered Holder of this Note on the relevant Regular Record Date or Maturity Date, provided, however, that, in the case of payment of principal of (and premium, if any) and any interest due on the Maturity Date, this Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Paying Agent, and, unless revoked, or in the case of a Note registered to a nominee of DTC, not later than the time required by then current policies of DTC, any such designation made with respect to any Note by a registered Holder will remain in effect with respect to any further payments with respect to this Note payable to such Holder. If a payment with respect to this Note cannot be made by wire transfer because the required designation has not been received by the Paying Agent on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Paying Agent’s receipt of such a designation, such payment will be made within 5 Business Days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payment will be borne by the Holder hereof in respect of which payments are made. Any late payments made in these circumstances will be treated under the Indenture as if made on the due date, and no interest will accrue on late payments from the due date to the date paid.

[If the Note is to be a Global Security, insert — Payment of principal of (and premium, if any) and interest due on this Note will be made to DTC or its nominee, as the case may be, as the sole registered owner and the sole Holder of this Note for all purposes under the Indenture.]

If this Note is denominated in other than U.S. dollars and the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the Company’s control, is no longer used by the government of the relevant country (unless otherwise replaced by the euro), or is no longer used for the settlement of transactions by public institutions of the international banking community, then the Company will be entitled to satisfy its obligations to Holders by making payments in U.S. dollars on the basis of the most recently available Exchange Rate. The “Exchange Rate” means the noon buying rate in The City of New York for cable transfers for such Specified Currency. Any payment made under the circumstances and in a manner described above will not constitute an Event of Default under the Indenture.

If the Specified Currency shown above is redenominated or converted into or replaced by another currency pursuant to law having general and direct applicability in the jurisdiction which issued that Specified Currency (which may include European Union law), any payments in respect of this Note otherwise required to be made in such Specified Currency shall be made in the currency into or by which such Specified Currency has been so redenominated, converted or replaced, based on the conversion or equivalency rate prescribed by law having general and direct applicability in such jurisdiction (which may include European Union law), and such Specified Currency shall not be deemed to be unavailable to the Company solely by reason of any such redenomination, conversion or replacement.

If any currency is introduced in the jurisdiction issuing the Specified Currency on the basis of legally enforceable equivalency to such Specified Currency pursuant to law having general and direct applicability in such jurisdiction (which may include European Union law) in preparation for conversion of such Specified Currency into, or replacement of such Specified Currency by, such other currency, the Company shall be entitled, at its option, to make any payments in respect of this Note otherwise required to be made in such Specified Currency in such other currency based on the equivalency rate prescribed by law having general and direct applicability in such jurisdiction (which may include European Union law). Making payments in accordance with this or the preceding paragraph shall not, by itself, constitute a default in the Company’s obligations to make such payments. No occurrence of a currency conversion, replacement or introduction of a type described in this paragraph or the preceding paragraph involving the Specified Currency shall, by itself, entitle the Company to avoid its obligations under this Note or entitle the Company or any Holder of this Note to rescission of the purchase and sale of this Note or to reformation of any of the terms hereof on the grounds of impossibility or impracticality of performance, frustration of purpose or otherwise.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee, by the manual signature of one of its authorized signatories, this Note shall not be valid or obligatory for any purpose.

Reference herein to “this Note”, “hereof”, “herein” and comparable terms shall include the terms specified on the face and reverse hereof as well as an Addendum hereto (if an Addendum is specified above).

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile.

PRUDENTIAL FINANCIAL, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated:

[REVERSE OF NOTE]

PRUDENTIAL FINANCIAL, INC.

MEDIUM-TERM NOTE, SERIES E

DUE ONE YEAR OR MORE FROM DATE OF ISSUE

(Floating Rate)

This Note is one of a duly authorized issue of Securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Debt Securities Indenture, dated as of April 25, 2003 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities of this series have been designated as the Medium-Term Notes, Series E, Due One Year or More from Date of Issue (herein called the “Notes”) and may be issued from time to time in an aggregate principal amount at any one time Outstanding not to exceed $20,000,000,000 or its equivalent in other currencies, currency units, or composite currencies, may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be issued at an original issue discount, and be denominated in different currencies; provided, however, that the foregoing limit may be increased or decreased by the Company, if in the future it determines that it may want to sell additional Securities of this series or other securities.

This Note will not be convertible or subject to any sinking fund and, except as set forth in the following two paragraphs, will not be subject to redemption at the option of the Company or subject to repayment at the option of the Holder hereof prior to the Stated Maturity Date.

If one or more Redemption Dates (or range of Redemption Dates) is specified on the face hereof, this Note will be subject to redemption, in whole or in part, on any such Redemption Date (or during any such range of Redemption Dates) on or after the Initial Redemption Date specified on the face hereof and until the Final Redemption Date specified on the face hereof at the option of the Company upon not less than 30 days’ nor more than 60 days’ prior written notice, at the Redemption Price (which may include a premium) specified on the face hereof, together with interest accrued to the date fixed for redemption. If fewer than all of the Notes subject to redemption are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and reasonable, or, in the case of a Note registered to a nominee of DTC, interests in such Note shall be selected for redemption by DTC in accordance with its standard procedures therefor.

If one or more Repayment Dates (or range of Repayment Dates) is specified on the face hereof, this Note will be subject to repayment, in whole or in part, on any such Repayment Date (or during any such range of Repayment Dates) at the option of the Holder hereof upon not less than 30 days’ nor more than 60 days’ prior written notice, at a price equal to 100% of the principal amount to be repaid, together with interest accrued to the date fixed for repayment. Unless otherwise specified on the face hereof, notice of the Holder’s option to elect repayment hereof shall consist of the delivery to the Trustee of this Note with the form on the reverse hereof entitled “Option to Elect Repayment” duly completed (with signature guaranteed), at least five Business Days prior to the end of the notice period. Such option may be exercised with respect to less than the entire principal amount of this Note, provided that the portion remaining Outstanding after such repayment shall be in an authorized denomination. Exercise of a repayment option by the Holder of this Note will be irrevocable unless otherwise specified on the face hereof.

In the event of redemption or repayment of this Note in part only, a new Note or Notes of this series and of a like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If so specified on the face of this Note, the Stated Maturity Date will be automatically extended for such periods and at such times as are set forth herein unless the Holder of the Note elects to terminate the automatic extension of the Note. The periods and times for which the maturity of the Note is to be automatically renewed, the date beyond which the maturity may not be so renewed, the procedures for the Holder of the Note to elect repayment of the Note in the event of such renewal and other details must be set forth on the face hereof.

Except as otherwise specified herein, this Note shall bear interest at the rate determined by reference to the applicable Base Rate or Rates specified on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified on the face hereof and applied in the manner described below. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall reset as of each Interest Reset Date specified on the face hereof; provided, however, that the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate. Notwithstanding the foregoing, if this Note is designated above as having an Addendum hereto or if the “Other Provisions” specified on the face hereof apply, this Note shall bear interest in accordance with the terms specified in such Addendum or “Other Provisions”.

The interest rate applicable to each Interest Period specified on the face hereof (as defined below) commencing on the Interest Date with respect to such Interest Period will be the rate determined as of the applicable Interest Determination Date (as defined below). Unless otherwise specified on the face hereof, the “Interest Determination Date” with respect to an Interest Reset Date will be (a) the second U.S. Government Securities Business Day immediately preceding such Interest Reset Date if the CMT Rate, the Prime Rate or the Federal Funds Rate (each as defined below) is an applicable Base Rate, (b) the second London Business Day (as defined below) immediately preceding such Interest Reset Date if LIBOR (as defined below) is an applicable Base Rate, unless the Index Currency is British pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date, and (c) the day of the week in which the Interest Reset Date falls on which U.S. government treasury bills are normally auctioned, if the Treasury Rate (as defined below) is an applicable Base Rate. If the interest rate pertaining to this Note is determined with reference to two or more Base Rates, the “Interest Determination Date” will be the first Business Day which is at least two Business Days prior to such Interest Reset Date on which each Base Rate shall be determinable. Each Base Rate will be determined on such date, and the applicable interest rate will take effect on the related Interest Reset Date.

Unless otherwise specified on the face hereof, if any Interest Payment Date other than a Maturity Date for this Note falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding day that is a Business Day, except that, in case LIBOR is an applicable Base Rate, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of this Note falls on a day that is not a Business Day, the related payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after the Maturity Date to the date of payment on such next succeeding Business Day. If one of the following Business Day Conventions is specified on the face hereof, the Interest Payment Dates, Interest Reset Dates and Interest Periods will be affected (and, consequently, may be adjusted) as follows, except that any payment due on a Maturity Date (including any interest payment) will not be affected as described herein: (i) “Following Business Day Convention” means, for any relevant date other than the Maturity Date, if such date would otherwise fall on a day that is not a Business Day, then such date will be postponed to the next day that is a Business Day; (ii) “Modified Following Business Day Convention” means, for any relevant date other than the Maturity Date, if such date would otherwise fall on a day that is not a Business Day, then such date will be postponed to the next day that is a Business Day, except that, if the next Business Day falls in the next calendar month, then such date will be advanced to the immediately preceding day that is a Business Day; (iii) “Following Unadjusted Business Day Convention” means, for any Interest Payment Date, other than the Maturity Date, that falls on a day that is not a Business Day, any payment due on such Interest Payment Date will be postponed to the next day that is a Business Day; provided that interest due with respect to such Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed, and Interest Reset Dates and Interest Periods also are not adjusted for non-Business Days; and (iv) “Modified Following Unadjusted Business Day Convention” means, for any Interest Payment Date, other than the Maturity Date, that falls on a day that is not a Business Day, any payment due on such Interest Payment Date will be postponed to the next day that is a Business Day; provided that interest due with respect to such Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the next succeeding calendar month, the date of payment with respect to such Interest Payment Date will be advanced to the Business Day immediately preceding such Interest Payment Date, and Interest Reset Dates and Interest Periods also are not adjusted for non-Business Days.

Unless otherwise specified herein, interest payable on this Note on any Interest Payment Date or the Maturity Date shall be the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date specified on the face hereof, if no interest has been paid or duly provided for) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an “Interest Period”).

With respect to this Note, accrued interest for any Interest Period will be calculated by multiplying the principal amount of this Note by an accrued interest factor. Such accrued interest factor will be computed by multiplying the per annum Interest Rate for such Interest Period by a factor resulting from the Day Count Fraction specified on the face hereof, as follows: (i) if “1/1 (ISDA)” is specified as the applicable Day Count Fraction, the factor will be equal to 1; (ii) if “Actual/Actual (ISDA)” is specified as the applicable Day Count Fraction, the factor will be equal to the actual number of days in the interest period divided by 365 (or, if any portion of that interest period falls in a leap year, the sum of (A) the actual number of days in that portion of the interest period falling in a leap year divided by 366 and (B) the number of days in that portion of the interest period falling in a non-leap year divided by 365); (iii) if “Actual/Actual (ICMA)” is specified as the applicable Day Count Fraction, the factor will be equal to the number of days in the interest period, including February 29 in a leap year, divided by the product of (A) the actual number of days in such interest period and (B) the number of interest periods in the calendar year; (iv) if “Actual/Actual (Bond)” is specified as the applicable Day Count Fraction, the factor will be equal to the number of calendar days in the interest period, divided by the number of calendar days in the interest period multiplied by the number of interest periods in the calendar year; (v) if “Actual/Actual (Euro)” is specified as the applicable Day Count Fraction, the factor will be equal to the number of calendar days in the interest period divided by 365 or, if the interest period includes February 29, 366; (vi) if “Actual/365 (Fixed)” is specified as the applicable Day Count Fraction, the factor will be equal to the actual number of days in the interest period divided by 365; (vii) if “Actual/360” is specified as the applicable Day Count Fraction, the factor will be equal to the actual number of days in the interest period divided by 360; (viii) if “Actual/360 (ICMA)” is specified as the applicable Day Count Fraction, the factor will be equal to the number of calendar days in the period, including February 29 in a leap year, divided by 360 days; and (ix) if “30/360” is specified, the factor will be calculated on the basis of a 360 day year of 12 30-day months. Unless otherwise specified on the face hereof, the Day Count Fraction applicable to Notes for which the CMT Rate or the Treasury Rate is an applicable Base Rate shall be Actual/Actual (ISDA), and for other Notes, the Day Count Fraction shall be Actual/360.

All percentages resulting from any calculation on this Note will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or 0.09876545) will be rounded upward to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent, or in the case of a Specified Currency, to the nearest corresponding unit (with one-half cent being rounded upward).

Unless otherwise specified on the face hereof, the Company shall be the Calculation Agent (the “Calculation Agent”) with respect to Notes (including this Note) bearing interest at floating rates. The Calculation Agent will calculate the interest rate applicable to this Note as set forth below, plus or minus the applicable Spread (if any) and/or multiplied by the applicable Spread Multiplier (if any), and subject to the applicable Maximum Interest Rate (if any) and/or Minimum Interest Rate (if any), each as specified on the face hereof. Upon the request of the Holder hereof, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to this Note.

Determination of CMT Rate.

If the Base Rate for this Note is the CMT Rate, as specified on the face hereof, the CMT Rate will depend on the Designated CMT Reuters Page that is specified on the face hereof, and shall be determined as of the applicable Interest Determination Date (a “CMT Interest Determination Date”). If no Designated CMT Reuters Page is specified on the face hereof, Reuters screen FRBCMT page will be the Designated CMT Reuters Page.

“Designated CMT Maturity” means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified herein, the Designated CMT Maturity shall be 2 years.

(a) If the Designated CMT Reuters Page is FRBCMT, the CMT Rate for the relevant Interest Reset Date will be the yield for Treasury securities at “constant maturity” for a period of the Designated CMT Maturity specified on the face hereof as set forth in H.15(519) under the caption “Treasury constant maturities”, as displayed on the Designated CMT Reuters Page on the CMT Interest Determination Date. If the applicable rate described above is not displayed on the Designated CMT Reuters Page, then the CMT Rate will be the treasury constant maturity rate for the Designated CMT Maturity as published in H.15(519) under the caption “Treasury constant maturities”.

If the rate described in the preceding paragraph does not appear in H.15(519), then the CMT Rate for the relevant Interest Reset Date will be the treasury constant maturity rate for the Designated CMT Maturity that: (i) is published by the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury; and (ii) is determined by the Calculation Agent to be comparable to the applicable rate that would otherwise have been published in H.15(519).

If, on the relevant CMT Interest Determination Date, the rate described in the preceding paragraph is not published by the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury, then the CMT Rate for the relevant Interest Reset Date will be the yield to maturity based on the arithmetic mean of the secondary market bid rates for the most recently issued U.S. Treasury securities having an original maturity of approximately the Designated CMT Maturity and a remaining term to maturity of not less than the Designated CMT Maturity minus one year, and in a Representative Amount (as defined below), as of approximately 3:30 P.M., New York City time, on the relevant CMT Interest Determination Date, quoted by three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting these bid rates, the Calculation Agent shall request quotations from five primary dealers and will disregard the highest quotation, or, if there is equality, one of the highest, and the lowest quotation, or, if there is equality, one of the lowest. If fewer than five but more than two such bid rates are provided, the CMT Rate will be based on the arithmetic mean of the bid prices provided, and neither the highest nor lowest of those quotations will be eliminated.

If the Calculation Agent is unable to obtain three quotations of the kind described in the preceding paragraph, the CMT Rate for the relevant Interest Reset Date will be the yield to maturity based on the arithmetic mean of the secondary market bid rates for U.S. Treasury securities with an original maturity longer than the Designated CMT Maturity, with a remaining term to maturity closest to the Designated CMT Maturity and in a Representative Amount, as of approximately 3:30 P.M., New York City time, on the relevant CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting these bid rates, the Calculation Agent will request quotations from five of these primary dealers and will disregard the highest quotation, or, if there is equality, one of the highest, and the lowest quotation, or, if there is equality, one of the lowest. If fewer than five but more than two of these primary dealers are quoting, then the CMT Rate for the relevant Interest Reset Date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded. If two U.S. Treasury securities with an original maturity longer than the Designated CMT Maturity have remaining terms to maturity that are equally close to the Designated CMT Maturity, the Calculation Agent will obtain quotations for the U.S. Treasury securities with the shorter original term to maturity.

If two or fewer primary dealers selected by the Calculation Agent are quoting as described in the preceding paragraph, the CMT Rate for the relevant Interest Reset Date will be the rate determined by the Calculation Agent in its sole discretion, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate the rate for U.S. Treasury securities at constant maturity or any of the foregoing bid rates.

(b) If the Designated CMT Reuters Page is FEDCMT, the CMT Rate for the relevant Interest Reset Date will be the one-week average yield for Treasury securities at “constant maturity” for a period of the Designated CMT Maturity as set forth in H.15(519) under the heading “Week Ending” and opposite the heading “Treasury constant maturities” for the week preceding the relevant Interest Reset Date, as such average is displayed on the Designated CMT Reuters Page for the week preceding the relevant Interest Reset Date.

If the applicable average described above is not displayed on the Designated CMT Reuters Page, then the CMT Rate for the relevant Interest Reset Date will be the one-week average yield for Treasury securities at “constant maturity” for a period of the Designated CMT Maturity and for the week preceding the relevant Interest Reset Date as published in H.15(519) under the heading “Week Ending” and opposite the heading “Treasury constant maturities”.

If the applicable average described in the preceding paragraph does not appear in H.15(519), then the CMT Rate for the relevant Interest Reset Date will be the one-week average yield for Treasury securities at “constant maturity” for a period equal to the Designated CMT Maturity as otherwise announced by the Federal Reserve Bank of New York for the week preceding the relevant Interest Reset Date.

If for the week preceding the relevant Interest Reset Date the Federal Reserve Bank of New York does not publish a one-week average yield for Treasury securities at “constant maturity” for a period equal to the Designated CMT Maturity for the preceding week, then the

CMT Rate for the relevant Interest Reset Date will be the yield to maturity based on the arithmetic mean of the secondary market bid rates for the most recently issued U.S. Treasury securities having an original maturity of approximately the Designated CMT Maturity and a remaining term to maturity of not less than the Designated CMT Maturity minus one year, and in a Representative Amount, as of approximately 3:30 P.M., New York City time, on the relevant CMT Interest Determination Date, quoted by three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting these bid rates, the Calculation Agent will request quotations from five primary dealers and will disregard the highest quotation, or, if there is equality, one of the highest, and the lowest quotation, or, if there is equality, one of the lowest. If fewer than five but more than two such bid rates are provided, the CMT Rate will be based on the arithmetic mean of the bid prices provided, and neither the highest nor lowest of those quotations will be eliminated.

If the Calculation Agent is unable to obtain three quotations of the kind described in the preceding paragraph, the CMT Rate for the relevant Interest Reset Date will be the yield to maturity based on the arithmetic mean of the secondary market bid rates for U.S. Treasury securities with an original maturity longer than the Designated CMT Maturity, with a remaining term to maturity closest to the Designated CMT Maturity and in a Representative Amount, as of approximately 3:30 P.M., New York City time, on the relevant CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting these bid rates, the Calculation Agent will request quotations from five of these primary dealers and will disregard the highest quotation, or, if there is equality, one of the highest, and the lowest quotation, or, if there is equality, one of the lowest. If fewer than five but more than two of these primary dealers are quoting, then the CMT Rate for the relevant Interest Reset Date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded. If two U.S. Treasury securities with an original maturity longer than the Designated CMT Maturity have remaining terms to maturity that are equally close to the Designated CMT Maturity, the Calculation Agent will obtain quotations for the U.S. Treasury securities with the shorter original term to maturity.

If two or fewer primary dealers selected by the Calculation Agent are quoting as described in the preceding paragraph, the CMT Rate for the relevant Interest Reset Date will be the rate determined by the Calculation Agent in its sole discretion, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate the one-week average for U.S. Treasury securities at constant maturity or any of the foregoing bid rates.

Determination of LIBOR.

If the Base Rate for this Note is LIBOR, as specified on the face hereof, LIBOR shall be determined as of the applicable Interest Determination Date. “LIBOR” means, with respect to any Interest Reset Date, the London interbank offered rate for deposits in U.S. dollars or such other Index Currency as is specified on the face hereof, for the Index Maturity specified on the face hereof, appearing on Bloomberg screen HP US0003M as of approximately 11:00 A.M., London time, on the relevant Interest Determination Date.

If the rate described above does not so appear on Bloomberg screen HP US0003M, then LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars or such other Index Currency as is specified on the face hereof, are offered by four major banks in the London interbank market selected by the Calculation Agent at approximately 11:00 A.M., London time, on the relevant Interest Determination Date, to prime banks in the London interbank market for a period of the specified Index Maturity, beginning on the relevant Interest Reset Date, and in a Representative Amount. The Calculation Agent will request the principal London office of each of these major banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant Interest Reset Date will be the arithmetic mean of the quotations.

If fewer than two of the requested quotations described above are provided, LIBOR for the relevant Interest Reset Date will be the arithmetic mean of the rates quoted by three major banks in New York City or, if the Index Currency is not U.S. dollars, in the Principal Financial Center for the country issuing the Index Currency, selected by the Calculation Agent, at approximately 11:00 A.M., New York City time (or the time in the relevant Principal Financial Center), on the relevant Interest Reset Date, for loans in U.S. dollars (or the Index Currency) to leading European banks for a period of the specified Index Maturity, beginning on the relevant Interest Reset Date, and in a Representative Amount.

If no quotation is provided as described in the preceding paragraph, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any other source or sources as it deems reasonable, shall determine LIBOR for that Interest Reset Date.

“Bloomberg screen HP US0003M” means, unless otherwise specified on the face hereof, the display page currently so designated on the Bloomberg screen HP US0003M or such other service as may be nominated by the ICE Benchmark Administration Limited (“ICE”) or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

“Index Currency” means United States dollars unless otherwise specified on the face hereof.

Determination of Prime Rate.

If the Base Rate for this Note is the Prime Rate, as specified on the face hereof, the Prime Rate shall be determined as of the applicable Interest Determination Date (a “Prime Rate Interest Determination Date”) as the rate set forth on such date in H.15(519) opposite the heading “Bank prime loan.”

If, by approximately 5:00 P.M., New York City time, on the day that is one New York City banking day following the relevant Interest Reset Date, the rate described above is not yet published in H.15(519), then the Prime Rate will be the rate, for the relevant Interest Reset Date, as published in H.15 Daily Update (as defined below) or another recognized electronic source used for the purpose of displaying that rate, opposite the heading “Bank prime loan”.

If the rate described above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source by approximately 5:00 P.M., New York City time, on the day that is one New York City banking day following the relevant Interest Reset Date, then the Prime Rate for the relevant Interest Reset Date will be the rate for the day first preceding the relevant Interest Reset Date for which such rate is set forth in H.15(519) opposite the heading “Bank prime loan”.

Determination of Treasury Rate.

If the Base Rate for this Note is the Treasury Rate, as specified on the face hereof, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a “Treasury Rate Interest Determination Date”), with respect to any Interest Reset Date, as the rate for U.S. government treasury bills, as that rate appears on the Reuters screen USAUCTION10 page or USAUCTION11 page on the relevant Treasury Rate Interest Determination Date, opposite the Index Maturity specified on the face hereof under the heading “INVEST RATE”.

If the rate described above does not appear on either page for the Treasury Rate Interest Determination Date on the relevant Interest Calculation Date (as defined below), unless the calculation is made earlier and the rate is available from one of those sources at that time, but U.S. government treasury bills having the specified Index Maturity have been auctioned on the relevant Treasury Rate Interest Determination Date, then the Treasury Rate will be the Bond Equivalent Yield of the rate, for the relevant Treasury Rate Interest Determination Date, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, for that day and for the specified Index Maturity, under the heading “U.S. Government securities/Treasury bills/Auction high”.

If the rate cannot be determined as described in the preceding paragraph, then the Treasury Rate will be the Bond Equivalent Yield of the auction rate for treasury bills with a remaining maturity equal to the specified Index Maturity as announced by the U.S. Department of the Treasury.

If no such auction is held during a period of seven consecutive calendar days ending on and including a Friday in which the Treasury Rate Interest Determination Date falls, then the Treasury Rate will be the Bond Equivalent Yield of the rate, for the relevant Treasury Rate Interest Determination Date and for treasury bills having the specified Index Maturity, as published in H.15(519) under the heading “U.S. government securities/Treasury bills/Secondary market”.

If the rate described in the prior paragraph does not appear in H.15(519) on the relevant Interest Calculation Date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the Treasury Rate will be the rate, for the relevant Treasury Rate Interest Determination Date and for treasury bills having the specified Index Maturity, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “U.S. government securities/Treasury bills/Secondary market”.

If the rate described in the prior paragraph does not appear in H.15 Daily Update or another recognized electronic source on the relevant Interest Calculation Date, unless the calculation is made earlier and the rate is available from that source at that time, the Treasury Rate will be the Bond Equivalent Yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified Index Maturity: the bid rates as of approximately 3:30 P.M., New York City time, for the relevant Interest Calculation Date, by three primary U.S. government securities dealers in New York City selected by the Calculation Agent.

If no quotation is provided as described in the preceding paragraph, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing secondary market bids or any display page or other U.S. government publication or source, or any other source as it deems reasonable from which to estimate the treasury bills auction rate or any of the foregoing secondary market bid rates, shall determine the Treasury Rate for that Treasury Rate Interest Determination Date in its sole discretion.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100
360-(D x M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Period.

“Interest Calculation Date” means the last day of the applicable Interest Period on which the Treasury Rate can be calculated in order to permit the payment due on the related Interest Payment Date to be made.

Determination of Federal Funds Rate.

If the Base Rate for this Note is the Federal Funds Rate, as specified on the face hereof, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a “Federal Funds Rate Interest Determination Date”) as the rate for U.S. dollar federal funds on the relevant Interest Reset Date, as set forth in H.15(519) opposite the heading “Federal funds (effective)”, as that rate is displayed on the Reuters screen FEDFUNDS1 page for that day.

If, by approximately 5:00 P.M., New York City time, on the day that is one New York City banking day following the relevant Interest Reset Date, the Federal Funds Rate for the relevant Interest Reset Date does not appear on Reuters screen FEDFUNDS1 page, then the Federal Funds Rate for that Interest Reset Date will be the rate published on H.15(519) for that day opposite the heading “Federal funds (effective)”.

If the rate described above is not displayed on the Reuters screen FEDFUNDS1 page and does not appear in H.15(519) at approximately 5:00 P.M., New York City time, on the day that is one New York City banking day following the relevant Interest Reset Date, then the Federal Funds Rate, for the relevant Interest Reset Date, will be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, for that day opposite the heading “Federal funds (effective)”.

If the rate cannot be determined as described in the preceding paragraphs, then the Federal Funds Rate for the relevant Interest Reset Date will be the rate for the first day preceding the relevant Interest Reset Date for which such rate is set forth in H.15(519) opposite the caption “Federal funds (effective)”, as such rate is displayed on the Reuters Screen FEDFUNDS1 page.

“H.15(519)” means the weekly statistical release designated as such published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/, or any successor site or publication.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/, or any successor site or publication.

“Index Maturity” has the meaning specified on the face hereof, except that, if the base rate is LIBOR and no Index Maturity is specified on the face hereof, the Index Maturity will be three months.

“Representative Amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters Screen Page” or “Reuters Page” means the display on Reuters 3000 Xtra Service, or “Reuters”, or any successor service, on the page specified on the face hereof or herein, or any successor page on that service.

Any provision contained herein, including the determination of a Base Rate, the specification of a Base Rate, the calculation of the interest rate applicable to this Note, the Interest Payment Dates or any other matter relating hereto, may be modified as specified in an Addendum hereto if so specified on the face hereof.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. In addition to any Maximum Interest Rate applicable hereto pursuant to the above provisions, the interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Further Provisions of the Indenture

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the majority of the Holders in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or this Note or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and any premium and interest on, this Note at the times, place and rates, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth (including, in the case of a Global Security, certain additional limitations set forth herein and in the Indenture), the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on the Securities are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form, without coupons, in denominations of (i) if denominated in U.S. dollars, U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof or (ii) if this Note is denominated in a Specified Currency other than U.S. dollars, in the denominations indicated on the face hereof, equivalent to U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof, using an exchange rate equal to the noon buying rate in The City of New York for cable transfers for such Specified Currency on the first Business Day immediately preceding the date on which the Company accepts the offer to buy such Note, unless otherwise specified above. As provided in the Indenture and subject to certain limitations (including, in the case of any Global Security, certain additional limitations set forth herein and in the Indenture, which limitations may be subject to the procedures of DTC) therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or the portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with interest to the date fixed for repayment, to the undersigned, at

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the holder of this Note, not more than 60 nor less than 30 days prior to the date fixed for repayment, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 [or its equivalent in any Specified Currency other than U.S. dollars] provided that any remaining principal hereof shall be at least U.S.$1,000 [or its equivalent in any Specified Currency other than U.S. dollars]) which the holder elects to have repaid and specify the denomination or denominations (which shall be at least U.S.$1,000 or an integral multiple of U.S.$l,000 [or their equivalents in any Specified Currency other than U.S. dollars] in excess thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, this Note will be issued for the portion not being repaid).

[Currency
Symbol] Date	NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

Signature Guarantee

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                      attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:
NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM – as tenants in common

UNIF GIFT MIN ACT —		Custodian
	(Cust)		(Minor)

Under Uniform Gift to Minors Act

(State)

TEN ENT	– as tenant by the entireties

JF TEN	– as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.